UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2007

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	0-27527	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany-Shaker Road, Latham, New York 12110

(Address of Principal Executive Offices) (Zip Code)

(518) 782-7700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On October 18, 2007, Roger Saillant, President, Chief Executive Officer and member of the Board of Directors (the “Board”) of Plug Power Inc. (the “Company”), announced his plans to retire effective April 7, 2008, at which time Mr. Saillant will turn 65 years old. The announcement came during a regularly scheduled meeting of the Board. Mr. Saillant has served as Chief Executive Officer of the Company and as a member of the Board since 2000.

The Board has appointed a search committee to manage the search process for a successor to Mr. Saillant. The committee consists of George C. McNamee, an independent director and Chairman of the Board, Maureen O. Helmer, Esq., an independent director and Chair of the Board’s Corporate Governance and Nominating Committee; and Gary K. Willis, an independent director and Chairman of the Board’s Compensation Committee. The Board plans to immediately retain an executive search firm to assist the search committee.

A copy of the press release announcing the retirement of Mr. Saillant as President, Chief Executive Officer and Director of the Company and the related formation of the replacement search committee is being filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
99.1	Press Release of the Company dated October 23, 2007.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

Date: October 23, 2007	By:	/s/ Roger B. Saillant
Roger B. Saillant
Chief Executive Officer